EXHIBIT 99.1

AUTOZONE INTERNAL COMMUNICATION
September 30, 2009

Effective 11/1/09, Bob Olsen, currently Executive Vice President, Operations, Commercial, Mexico, and ALLDATA, Customer Satisfaction will become Corporate Development Officer, Customer Satisfaction. Bob will have responsibility for Mexico, ALLDATA, and other strategic initiatives. Bob will continue to report to Bill Rhodes, Chairman, President, and Chief Executive Officer, Customer Satisfaction and will continue to be a member of the CEO Team but will no longer be an Executive Committee member. Bob has made the decision, for personal reasons, to scale back some of his day-to-day responsibilities. We are pleased that Bob will continue to contribute his deep knowledge and expertise and remain an AutoZoner and on the CEO Team.

Continuing to report directly to Bob will be Domingo Hurtado, President, AutoZone de Mexico, Customer Satisfaction and Jeff Lagges, President, ALLDATA, Customer Satisfaction. Now reporting directly to Bill Rhodes will be Tom Newbern, SVP, Store Operations, Customer Satisfaction and Larry Roesel, SVP, Commercial, Customer Satisfaction.